Exhibit 23.1

November 5, 2013

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, FL 33137

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-1 (No. 333-177962) of OPKO Health, Inc. and subsidiaries,

2.	Registration Statement on Form S-3 (No. 333-172168) of OPKO Health, Inc. and subsidiaries,

3.	Registration Statement on Form S-8 (No. 333-144040) of OPKO Health, Inc. and subsidiaries;

4.	Registration Statement on Form S-3 (No. 333-189369) of OPKO Health, Inc. and subsidiaries,

5.	Registration Statement on Form S-4 (No. 333-189640) of OPKO Health, Inc. and subsidiaries,

6.	Registration Statement on Form S-3 (No. 333-190360) of OPKO Health, Inc. and subsidiaries,

7.	Registration Statement on Form S-8 (No. 333-190899) of OPKO Health, Inc. and subsidiaries; and

8.	Registration Statement on Form S-8 (No. 333-190900) of OPKO Health, Inc. and subsidiaries;

of our reports dated March 12, 2013, with respect to the consolidated financial statements and internal controls of Prolor Biotech Inc. included in this Form 8-K/A of OPKO Health, Inc.

/s/ Yarel + Partners

Certified Public Accountants

Tel Aviv, Israel

November 5, 2013